UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

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[ PRESS RELEASE ]

FOR IMMEDIATE RELEASE:    April 22, 2013

STILLWATER COMMENTS ON GLASS LEWIS REPORT

Urges Shareholders to Vote FOR All of Stillwater’s Director Nominees on WHITE Proxy Card

BILLINGS, MONTANA – Stillwater Mining Company (NYSE:SWC) (TSX:SWC.U) (“Stillwater” or the “Company”) today commented on a report issued by Glass Lewis & Co. (“Glass Lewis”) on April 19, 2013. Stillwater disagrees with Glass Lewis’ recommendation to elect three of the Clinton Group’s (“Clinton Group”) proposed director nominees, but appreciates Glass Lewis’ view that “the Dissident hasn't made a strong enough case that their nominees as a whole have superior skills or experience to direct the Company more effectively than the current leadership team.”

Stillwater also noted that voting on Clinton Group’s green proxy card has the potential to turn over effective control of the Company to a shareholder that only recently acquired just 1.3% of the Company’s outstanding shares. Stillwater urges shareholders to vote FOR all of its highly qualified, incumbent director nominees at the Company's 2013 Annual Shareholders Meeting, which will be held on May 2, 2013.

Frank McAllister, Stillwater’s Chairman and Chief Executive Officer, said, “Stillwater is the strongest it has ever been. At a time when other mining companies are taking massive write-downs, struggling to find financing and face declining production, Stillwater is poised to drive growth and create value for shareholders. Through the decade we have overcome price volatility, prior management’s bad hedges that impaired financial performance, auto industry contract expirations, and global financial crises that impacted consumption. We have invested prudently in growth, maintained balance sheet strength and flexibility, built a dedicated workforce in Montana and invested in safety. Our PGM acquisition in Canada was validated by the investment by Mitsubishi at an 87% premium to our original purchase price and we expect to have further validation on the project in very short order. The Altar project has also maintained its value and, as we have said, we have an option to maximize value without diverting capital resources from palladium investment and growth.”

Added McAllister, “We disagree with Glass Lewis’ recommendation to elect three of Clinton Group’s nominees, but we are encouraged that Glass Lewis also identifies serious shortcomings with the Dissident platform and slate as a whole. We urge shareholders to vote the white proxy to elect all of Stillwater’s nominees, who are committed to serving the best interests of all Stillwater shareholders.”

It its report, Glass Lewis noted:

•	“In our view, the Dissident hasn't made a strong enough case that their nominees as a whole have superior skills or experience to direct the Company more effectively than the current leadership team.”

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“Notably, we place a particularly high burden on the Dissident, in this case, to justify the need for a complete revamp of the board and the potential ouster of the CEO. As a Stillwater shareholder for less than one year, with a relatively small 1.3% stake, we believe any case for wholesale board and management change must be particularly compelling. In our opinion, the Dissident has fallen short of the threshold required to justify backing all of its nominees.”

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“However, we aren't convinced that a complete ousting of the current board and CEO, replacing them with the full Dissident slate of nominees and a yet-to-be-named new CEO, is either justified or likely to result in a superior outcome for Stillwater shareholders at this time.”

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“Looking at historical palladium prices, it indeed appears that palladium was in a bubble from roughly September 1999 through October 2001, when the price spiked from $350 per ounce to more than $1,000 per ounce, and then plummeted back below $350 per ounce.”

•	“To be fair, looking at performance over trailing 10-year periods, we note that Stillwater's stock price increased 349% as of April 19, 2013, and increased 139% as of December 31, 2012.”

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“In fact, over the last five years, we found that the Company's weekly stock price was 80% correlated with weekly palladium prices and 85% correlated with our weekly basket price, which averaged a mix of 78% palladium and 22% platinum over the last 15 years. We note that we calculated a basket price using a dynamic mix of palladium and platinum for each year based on the average annual ratio of proven and probable reserves of palladium and platinum disclosed by the Company for each year end.”

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“We agree with the Company that the Dissident nominees lack public company board experience. In fact, three of the Dissident nominees' greatest attributes seem to be their investing and governance experience, which, while valuable, likely isn't entirely necessary in that amount.”

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“By and large, we're more apt to believe that certain incumbent directors have a stronger understanding of Stillwater and possess more applicable knowledge in PGM, open-pit and underground mining relative to the Dissident nominees.”

Stillwater notes that several analysts—financial experts with backgrounds in mining, who follow Stillwater on a regular basis—have stated:

•	“Having looked at the complaints of the Clinton Group, we have to say that we largely agree with Stillwater.”—Leon Esterhuizen, CIBC, March 20, 2013

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“SWC is the best pureplay. Stillwater is the largest North American PGM producer (75% of mine output is palladium, the remainder is mostly platinum) and in our view best positioned to benefit from supply challenges globally.”—Sam Dubinsky, Wells Fargo, February 19, 2013

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“The company is again working to grow its skilled worker base. Increased costs result in part from improved payments to its underground miners. We feel this should reduce labor turnover and thereby improve productivity.”—John Bridges, J.P. Morgan, March 27, 2013

In addition to financial analysts, independent third parties, who have a thorough understanding of Stillwater’s business and have a stake in its future success, have publicly expressed their support of Stillwater’s director nominees. For example:

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The United Steelworkers, the Union that represents many of Stillwater’s employees, has expressed opposition to the Clinton Group’s attempt to replace Stillwater’s Board of Directors and CEO, stating: “There is no question about what is best for the success of the Stillwater Mining Company and the USW’s membership in this upcoming proxy fight. CEO Frank McAllister and the existing Board of Directors have done a good job running the Company, and the Clinton Group’s attempt to replace them is meritless.” (United Steelworkers Letter to Stillwater Shareholders, April 7, 2013)

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The Good Neighbor Agreement (GNA) Councils have encouraged shareholders of Stillwater to vote in support of the current Board and management, stating: “The Councils appreciate and respect the commitment shown by the current leadership of SMC over the last twelve years to implement and promote the GNA. The Councils encourage shareholders of SMC to vote in support of the current Board and management.” (Good Neighbor Agreement Councils Letter to Stillwater Shareholders, April 2, 2013)

All shareholders of record as of March 6, 2013 are entitled to vote at the 2013 Annual Shareholders Meeting on May 2, 2013. Stillwater encourages all shareholders to carefully review its definitive proxy filing and other materials and vote only their WHITE proxy card. For more information about Stillwater’s 2013 Annual Shareholders Meeting, please visit www.supportstillwater.com.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining Company can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “projects”, “estimates,” “forecast,” “guidance,” or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K and in subsequent filings with the United States Securities & Exchange Commission. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

INVESTOR CONTACTS

Mike Beckstead

(406) 373-8971

Or

Arthur Crozier / Jennifer Shotwell / Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

MEDIA CONTACTS:

Dan Gagnier / Michael Henson

Sard Verbinnen & Co

(212) 687-8080

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